Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Penn National Gaming, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. Clifford, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William J. Clifford
William J. Clifford
Senior Vice President Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
November 9, 2009